1 News Release Patrick Industries, Inc. Declares Quarterly Cash Dividend ELKHART, IN — August 12, 2022 — Patrick Industries, Inc. (NASDAQ: PATK) today announced that on August 10, 2022, its Board of Directors declared a quarterly cash dividend on its common stock of $0.33 per share. The dividend is payable on September 12, 2022, to shareholders of record at the close of business on August 29, 2022. About Patrick Industries, Inc. Patrick Industries (NASDAQ: PATK) is a leading component solutions provider for the Leisure Lifestyle and Housing markets. Founded in 1959, Patrick is based in Elkhart, Indiana, with over 12,000 employees across the United States. Cautionary Statement Regarding Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. In addition, future dividends are subject to Board approval. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Julie Ann Kotowski Investor Relations Patrick Industries, Inc. 574-294-7511 kotowskj@patrickind.com